                                                                      EXHIBIT 11

                                  VENCOR, INC.
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
       FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 QUARTER         NINE MONTHS
                                             ----------------  ----------------
                                              1996     1995     1996     1995
                                             ------- --------  ------- --------
PRIMARY EARNINGS (LOSS) PER COMMON AND
 COMMON EQUIVALENT SHARE:
Earnings (loss):
 Income (loss) from operations.............  $33,558 $(62,887) $92,033 $(20,628)
 Preferred stock dividend requirements.....        -   (1,692)       -   (5,280)
 Gain on preferred stock redemption........        -   10,176        -   10,176
                                             ------- --------  ------- --------
 Income (loss) available to common stock-
  holders..................................   33,558  (54,403)  92,033  (15,732)
 Extraordinary loss on extinguishment of
  debt, net of
  income tax benefit.......................        -  (19,196)       -  (21,987)
                                             ------- --------  ------- --------
    Net income (loss)......................  $33,558 $(73,599) $92,033 $(37,719)
                                             ======= ========  ======= ========
Shares used in the computation:
 Weighted average common shares outstand-
  ing......................................   69,346   60,011   69,983   59,139
 Dilutive effect of common stock equiva-
  lents (a)................................      682        -      817        -
                                             ------- --------  ------- --------
    Shares used in computing earnings
     (loss) per common
     and common equivalent share...........   70,028   60,011   70,800   59,139
                                             ======= ========  ======= ========
Primary earnings (loss) per common and com-
 mon equivalent share:
 Income (loss) from operations.............  $   .48 $   (.91) $  1.30 $   (.27)
 Extraordinary loss on extinguishment of
  debt.....................................        -     (.32)       -     (.37)
                                             ------- --------  ------- --------
    Net income (loss)......................  $   .48 $  (1.23) $  1.30 $   (.64)
                                             ======= ========  ======= ========
FULLY DILUTED EARNINGS (LOSS) PER COMMON
 AND COMMON
 EQUIVALENT SHARE:
Earnings (loss):
 Income (loss) available to common stock-
  holders..................................  $33,558 $(54,403) $92,033 $(15,732)
 Interest addback on convertible
  securities, net of income taxes..........        -    2,102        -    6,937
                                             ------- --------  ------- --------
 Adjusted income (loss) available to common
  stockholders.............................   33,558  (52,301)  92,033   (8,795)
 Extraordinary loss on extinguishment of
  debt, net of
  income tax benefit.......................        -  (19,196)       -  (21,987)
                                             ------- --------  ------- --------
    Net income (loss)......................  $33,558 $(71,497) $92,033 $(30,782)
                                             ======= ========  ======= ========
Shares used in the computation:
 Weighted average common shares outstand-
  ing......................................   69,346   60,011   69,983   59,139
 Dilutive effect of common stock
  equivalents and
  other dilutive securities (a)............      682        -      817        -
                                             ------- --------  ------- --------
    Shares used in computing earnings
     (loss) per common and common
     equivalent share......................   70,028   60,011   70,800   59,139
                                             ======= ========  ======= ========
Fully diluted earnings (loss) per common
 and common equivalent share:
 Income (loss) from operations.............  $   .48 $   (.91) $  1.30 $   (.27)
 Extraordinary loss on extinguishment of
  debt.....................................        -     (.32)       -     (.37)
                                             ------- --------  ------- --------
    Net income (loss)......................  $   .48 $  (1.23) $  1.30 $   (.64)
                                             ======= ========  ======= ========

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(a) Dilutive securities are excluded from the computation for net loss reporting periods.